EXHIBIT 99.1


                             [GRAPHIC OMITTED]

                               FOR FURTHER INFORMATION:

                               Media Relations:      Investor Relations:
                               Jim Vitak             Bill Henderson
                               (614) 790-3715        (859) 815-4454
                               jevitak@ashland.com   wehenderson@ashland.com

                               FOR IMMEDIATE RELEASE
                               APRIL 25, 2005


ASHLAND INC.'S SECOND QUARTER
EARNINGS IMPROVE SIGNIFICANTLY

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                   FISCAL 2005: MARCH QUARTER HIGHLIGHTS

o    Net income of 44 cents a share compared to prior-year loss.
o    Chemical Sector operating income increased by 56 percent:
     - Ashland Distribution: achieves second consecutive all-time record quarter;
     - Ashland Specialty Chemical: profits more than double due in part to higher sales volumes;
     - Valvoline: price increases offset volume declines, resulting in essentially even profits.
o Transportation Construction Sector experiences operating loss due to lower production.
o Refining and marketing experiences sharp increase in operating profits due to higher refinery output and margins.


                                                          Quarter ended March 31                 Six Months Ended March 31
In millions except earnings per share                     2005              2004                      2005            2004
-----------------------------------------------------------------------------------------------------------------------------------

Operating income                                       $    86         $      10                 $     266        $   102
Income (loss) from continuing operations               $    33         $     (11)                $     126        $    27
Net income (loss)                                      $    33         $     (16)                $     126        $    17
Diluted earnings (loss) per share:
    Income (loss) from continuing operations           $   .44         $    (.16)                $    1.72        $.39
    Net income (loss)                                  $   .44         $    (.23)                $    1.72        $.25

     Ashland Inc. today reported net income of $33 million, or 44 cents a share, for the quarter ended March 31, the second quarter of the company's 2005 fiscal year. These results compare to a net loss of $16 million, or 23 cents a share, for the 2004 March quarter. The prior-year loss from continuing operations was $11 million, or 16 cents a share.

                                  -more-

ASHLAND INC.'S SECOND QUARTER EARNINGS IMPROVE SIGNIFICANTLY, PAGE 2


     For the six months ended March 31, 2005, Ashland reported net income of $126 million, or $1.72 a share, compared to net income of $17 million, or 25 cents a share for the same period last year. Income from continuing operations for the first six months of the prior year was $27 million, or 39 cents a share.
     "Normal seasonality makes the March quarter our most difficult earnings period," said James J. O'Brien, Ashland Inc. chairman and chief executive officer. "We improved operating income by $76 million compared to last year's March quarter, despite continued high raw material costs and poor weather conditions in our paving and construction operating area. Improvements from our other businesses - due in part to success in passing on the high cost of materials influenced by hydrocarbon pricing - more than offset disappointing results from our Transportation Construction Sector."
     Commenting on operations, O'Brien noted that the Chemical Sector, which includes the Ashland Distribution, Ashland Specialty Chemical and Valvoline divisions, continues to make progress in its integration efforts. Chemical Sector operating income grew to $97 million, a 56-percent improvement compared to the previous March quarter.
     Ashland Distribution achieved its second consecutive all-time record quarter. Operating income for the March 2005 quarter was $34 million, up 79 percent over the previous year's quarter. Overall sales revenues were up 21 percent due to the division's ability to pass through price increases. This division is building solid momentum for continued growth by creating consistent processes, sustaining a low-cost model and delivering value to its customers.
     Ashland Specialty Chemical reported record operating income for the March 2005 quarter of $39 million, up 105 percent over last year's March quarter. Sales revenues grew by 32 percent due in part to an 8-percent increase in thermoset resin volumes. Partial recovery of margins during the quarter, and the sale of an idle plant in Plaquemine, La., which resulted in a pre-tax gain of $7 million, also contributed to the division's record performance.
     Valvoline's operating income for the March 2005 quarter was $24 million, essentially even with the record achieved in the March 2004 quarter. Price increases enabled Valvoline to maintain profits despite softer volumes and high raw material costs. While U.S.-branded lubricant sales volumes declined 7 percent, premium lubricant sales volumes increased by 5 percent.
     The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), reported an operating loss of $46 million for the March 2005 quarter, compared to a $33 million loss in the March 2004 quarter. The March quarter is typically APAC's slowest. Hot-mix asphalt production declined 16 percent compared to the same period last year, driven primarily by poor weather conditions in APAC's operating area and higher hydrocarbon costs. During the quarter, APAC won two major highway construction jobs in Tennessee and Florida totaling $135

                                  -more-

ASHLAND INC.'S SECOND QUARTER EARNINGS IMPROVE SIGNIFICANTLY, PAGE 3


million. At March 31, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was a record $2.1 billion.
     Operating income from refining and marketing was $61 million for the March 2005 quarter, compared to $2 million in the March 2004 quarter. Marathon Ashland Petroleum LLC (MAP) benefited from greater discounts on high-sulfur crude oil and less planned maintenance. Crude oil throughput was 17 percent higher than during the March 2004 quarter. During the quarter, 38-percent owned MAP realized a $12 million loss and recorded a $61 million mark-to-market charge for crack spread derivative contracts. MAP also recorded a $73 million in-transit crude oil charge during the March 2005 quarter.
     "Our performance during the second quarter is encouraging," said O'Brien. "Due to the hard work and dedication of our employees worldwide, we continue to improve how we take our products and services to market, meet the needs of our customers and manage our supplier relationships."
     O'Brien added that Ashland continues to identify and implement process improvements that are enabling more effective management of rising raw material costs and improving operational efficiency.

UPDATE ON THE PROPOSED TRANSFER OF INTEREST IN MAP
     On March 19, 2004, Ashland announced the signing of an agreement under which it would transfer its 38-percent interest in Marathon Ashland Petroleum LLC and two wholly-owned businesses to Marathon Oil Corporation in a transaction structured to be generally tax free and valued at approximately $3 billion. The two businesses are Ashland's maleic anhydride business and 61 Valvoline Instant Oil Change centers. The transaction is subject to several previously disclosed conditions, including receipt of a private letter ruling from the IRS with respect to the tax treatment of the transaction. The IRS has indicated that it will not provide all the rulings requested by Ashland and Marathon, and discussions are continuing with the IRS on modifications to the proposed transaction. In addition, as disclosed on April 13, 2005, Ashland and Marathon are discussing possible alternatives with respect to the proposed transaction. There can be no assurance that an agreement on an alternative transaction will be reached.
     Cash distributions from MAP have been suspended pending the transfer of the company's interest in the joint venture to Marathon. If the proposed transaction closes, Ashland would receive proceeds equal to 38 percent of MAP's distributable cash at the time of closing. If the transaction does not close, Ashland would receive its share of these funds as part of its normal distributions. Ashland's share on March 31, 2005, was $560 million.
     Today at 10:00 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website,


                                  -more-

ASHLAND INC.'S SECOND QUARTER EARNINGS IMPROVE SIGNIFICANTLY, PAGE 4


www.ashland.com. Following the live event, an archived version of the webcast will be available at www.ashland.com/investors for 12 months.
Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.
                                    -0-

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility the transaction may not close including as a result of failure to receive a favorable ruling from the Internal Revenue Service or failure of Ashland to obtain the approval of its shareholders; the possibility that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2004, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004 and an amended preliminary proxy statement on Schedule 14A on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 14, 2004. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended          Six months ended
                                                                                       March 31                   March 31
                                                                                -----------------------    ------------------------
                                                                                   2005         2004          2005          2004
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,062    $   1,825     $    4,239    $   3,761
     Equity income                                                                     69           18            215           56
     Other income                                                                      18            9             35           22
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,149        1,852          4,489        3,839
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,754        1,547          3,603        3,158
     Selling, general and administrative expenses                                     309          295            620          579
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,063        1,842          4,223        3,737
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                       86           10            266          102
     Net interest and other financial costs                                           (29)         (29)           (61)         (59)
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                               57          (19)           205           43
     Income taxes                                                                     (24)           8            (79)         (16)
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                               33          (11)           126           27
     Results from discontinued operations (net of income taxes)                         -           (5)             -          (10)
                                                                                ----------   ----------    -----------   ----------
NET INCOME (LOSS)                                                               $      33    $     (16)    $      126    $      17
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS (LOSS) PER SHARE
     Income (loss) from continuing operations                                   $     .44    $    (.16)    $     1.72    $     .39
     Results from discontinued operations                                               -         (.07)             -         (.14)
                                                                                ----------   ----------    -----------   ----------
     Net income (loss)                                                          $     .44    $    (.23)    $     1.72    $     .25
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          74           69             73           70

SALES AND OPERATING REVENUES
     APAC                                                                       $     388    $     408     $    1,000    $   1,058
     Ashland Distribution                                                             956          788          1,851        1,485
     Ashland Specialty Chemical                                                       434          329            833          652
     Valvoline                                                                        323          324            633          614
     Intersegment sales                                                               (39)         (24)           (78)         (48)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,062    $   1,825     $    4,239    $   3,761
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $     (46)   $     (33)    $      (40)   $      (2)
     Ashland Distribution                                                              34           19             59           32
     Ashland Specialty Chemical                                                        39           19             61           42
     Valvoline                                                                         24           24             42           45
     Refining and Marketing (a)                                                        61            2            197           27
     Corporate                                                                        (26)         (21)           (53)         (42)
                                                                                ----------   ----------    -----------   ----------
                                                                                $      86    $      10     $      266    $     102
                                                                                ==========   ==========    ===========   ==========

----------
(a)  Includes Ashland's equity income from Marathon Ashland Petroleum LLC
     (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

Ashland Inc. and Consolidated Subsidiaries                                                                                 Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                March 31
                                                                                                       ---------------------------
                                                                                                           2005           2004
                                                                                                       -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                     $       74     $       180
         Accounts receivable                                                                                1,310           1,141
         Inventories                                                                                          546             475
         Deferred income taxes                                                                                 95             114
         Refundable income taxes                                                                              125               6
         Other current assets                                                                                  83             131
                                                                                                       -----------    ------------
                                                                                                            2,233           2,047

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                 2,926           2,349
         Goodwill                                                                                             560             524
         Asbestos insurance receivable (noncurrent portion)                                                   381             396
         Other noncurrent assets                                                                              413             333
                                                                                                       -----------    ------------
                                                                                                            4,280           3,602

     Property, plant and equipment
         Cost                                                                                               3,196           3,076
         Accumulated depreciation, depletion and amortization                                              (1,894)         (1,823)
                                                                                                       -----------    ------------
                                                                                                            1,302           1,253
                                                                                                       -----------    ------------

                                                                                                       $    7,815     $     6,902
                                                                                                       ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year
             Revolving credit facility                                                                 $      228     $         -
             Commercial paper                                                                                  73              17
             Short-term borrowing from MAP                                                                    177               -
             Current portion of long-term debt                                                                248             189
         Trade and other payables                                                                           1,254           1,262
         Income taxes                                                                                          30              17
                                                                                                       -----------    ------------
                                                                                                            2,010           1,485

     Noncurrent liabilities
         Long-term debt (less current portion)                                                              1,086           1,353
         Employee benefit obligations                                                                         436             402
         Deferred income taxes                                                                                264             221
         Reserves of captive insurance companies                                                              201             192
         Asbestos litigation reserve (noncurrent portion)                                                     545             565
         Other long-term liabilities and deferred credits                                                     374             354
                                                                                                       -----------    ------------
                                                                                                            2,906           3,087

     Common stockholders' equity                                                                            2,899           2,330
                                                                                                       -----------    ------------

                                                                                                       $    7,815     $     6,902
                                                                                                       ===========    ============

Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                              Six months ended
                                                                                                                  March 31
                                                                                                          --------------------------
                                                                                                             2005           2004
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                    $      126     $       27
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                             93             97
         Deferred income taxes                                                                                   (11)            (1)
         Equity income from affiliates                                                                          (215)           (56)
         Distributions from equity affiliates                                                                      4            153
         Other items                                                                                               1              1
     Change in operating assets and liabilities (b)                                                             (236)          (163)
                                                                                                          -----------    -----------
                                                                                                                (238)            58
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                       51             54
     Repayment of long-term debt                                                                                (174)           (70)
     Increase in short-term debt                                                                                 438             17
     Dividends paid                                                                                              (40)           (38)
                                                                                                          -----------    -----------
                                                                                                                 275            (37)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                             (127)           (86)
     Purchase of operations - net of cash acquired                                                              (101)            (4)
     Proceeds from sale of operations                                                                             16             10
     Other - net                                                                                                   6             21
                                                                                                          -----------    -----------
                                                                                                                (206)           (59)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                   (169)           (38)
     Cash provided (used) by discontinued operations                                                               -             (5)
                                                                                                          -----------    -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                                     $     (169)    $      (43)
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       44     $       49
     Ashland Distribution                                                                                          9              9
     Ashland Specialty Chemical                                                                                   22             20
     Valvoline                                                                                                    13             13
     Corporate                                                                                                     5              6
                                                                                                          -----------    -----------
                                                                                                          $       93     $       97
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       62     $       19
     Ashland Distribution                                                                                          8              3
     Ashland Specialty Chemical                                                                                   31             21
     Valvoline                                                                                                    14              8
     Corporate                                                                                                    12             35
                                                                                                          -----------    -----------
                                                                                                          $      127     $       86
                                                                                                          ===========    ===========

----------
(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $80 million in 2005 and $74 million in 2004, and its share of MAP's capital expenditures was $187 million in 2005 and $158 million in 2004.
(b)  Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended             Six months ended
                                                                                    March 31                      March 31
                                                                            --------------------------    --------------------------
                                                                               2005           2004           2005           2004
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at March 31 (millions) (a)                                                      $    2,135     $    1,897
     Net construction job revenues (millions) (b)                           $      198     $      207     $      542     $      573
     Hot-mix asphalt production (million tons)                                     3.7            4.4           11.5           12.9
     Aggregate production (million tons)                                           6.5            6.1           14.3           12.9
ASHLAND DISTRIBUTION (c)
     Sales per shipping day (millions)                                      $     15.4     $     12.3     $     14.9     $     11.8
     Gross profit as a percent of sales                                            9.8%           9.7%           9.7%           9.7%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day (millions)                                      $      7.0     $      4.8     $      6.7     $      5.0
     Gross profit as a percent of sales                                           26.7%          29.5%          25.5%          29.7%
VALVOLINE
     Lubricant sales (million gallons)                                            42.2           47.5           83.3           91.3
     Premium lubricants (percent of U.S. branded volumes)                         24.1%          21.4%          23.0%          20.4%
REFINING AND MARKETING (d)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         922            789            949            844
         Other charge and blend stocks                                             171            196            186            190
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  576            552            611            582
         Distillates                                                               292            235            310            266
         Asphalt                                                                    72             57             76             63
         Other                                                                     168            155            154            135
                                                                            -----------    -----------    -----------    -----------
         Total                                                                   1,108            999          1,151          1,046
     Refined product sales (thousand barrels per day) (e)                        1,370          1,307          1,392          1,331
     Refining and wholesale marketing margin (per barrel) (f)               $     2.88     $     1.44     $     3.47     $     1.58
     Speedway SuperAmerica (SSA)
         Retail outlets at March 31                                                                            1,659          1,773
         Gasoline and distillate sales (million gallons)                           745            763          1,538          1,569
         Gross margin - gasoline and distillates (per gallon)               $    .1058     $    .1145     $    .1141     $    .1145
         Merchandise sales (millions)                                       $      560     $      521     $    1,141     $    1,068
         Merchandise margin (as a percent of sales)                               25.6%          25.3%          25.2%          25.1%

----------
(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues, less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(d) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.
(e) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.
(f) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.